CIM Securities, LLC

Member FINRA / SIPC

A Choice for ALL Seasons

July 9, 2019

Via Email: mreid@applifedigital.com or michael.t@fingermotion.com

PERSONAL & CONFIDENTIAL

Mr. Matthew Reid

Chief Executive Officer

APPlife Digital Solutions, Inc.

555 California Street, Suite 4925

San Francisco, CA  94104

Dear Mr. Reid,

This letter (together with Exhibit A and Exhibit B) annexed hereto and made a part hereof, all of which taken together constitute this entire engagement (“Agreement”) or confirms our complete understanding with respect to the retention of CIM Securities, LLC (“CIM”) as a non-exclusive Financial Advisor and Selling Agent to APPLife Digital Solutions, Inc.  (the “Company”) a corporation formed under the laws of the state of Nevada with its principal offices located at 555 California Street, Suite 4925, San Francisco, CA  94104 in connection with a Best Efforts REG D 506c general solicitation equity offering (final terms and structure to be mutually agreed upon) of up to $2,500,000 million gross proceeds with an overallotment to go up to $3,000,000, equity financing, separately a future i) debt financing, ii) a merger / acquisition and/or iii) a business development transaction (any of these defined as a “Transaction”). The initial period will expire after the first three (3) months (“Term”) from the date of this fully executed Agreement. After the Term, this Agreement will continue on a “month-to-month” basis until either party cancels the Agreement in writing giving 10 days written notice to either Party.

It is understood that at least one objective of this Agreement is a private capital raise with Accredited Investors, whether to obtain equity financing and/or debt financing, then it is on a “Best Efforts” basis only. CIM makes no representation or promise as to whether its efforts will be successful.  Consequently, the Company should not make any reliance whatsoever that this “Best Efforts” capital raise will actually succeed.

Upon the terms and subject to the conditions set forth hereinafter, the parties hereto agree as follows:

1.   Appointment.  The Company hereby retains CIM through certain individuals who are registered and licensed with FINRA as investment bankers (the “Representatives”) associated and supervised by CIM.  CIM and the Representatives hereby agree to act as a Financial Advisor and Selling Agent in connection with any possible Transaction and the financial advisory services as more specifically set forth in paragraph 2 below, effective as of the date hereof (the “Effective Date”).  Nothing in this Agreement shall be construed so as to (i) obligate the Company to complete the Transaction or any other transaction or (ii)  entitle CIM to any fees or other compensation with respect to potential investors with whom the Company declines, in its sole and absolute discretion, to pursue the Transaction.

2.Scope and Certain Conditions of Services.  The Company hereby engages CIM and the Representatives to consult with and advise the Company with respect to the Transaction and anything incidental thereto, as directed by the Company.  The Company expressly acknowledges and agrees that the obligations of CIM and the Representatives hereunder with respect to the Transaction are on a reasonable “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by CIM and the Representatives to provide financing to the Company and does not ensure the success of securing any financing on behalf of the Company.  CIM and the Representatives’ services will include, if appropriate or if reasonably requested by the Company: (a) reviewing the Company’s financial condition, operations, competitive environment, prospects, market viability, and related matters for potential investors; (b)

reviewing and editing the related due diligence information package / dataroom and confidential review memorandum and/or private placement memorandum; (c) soliciting, coordinating conference calls / setting up meetings, and evaluating indications of interest and proposals regarding a Transaction; (d) advising the Company as to the structure of a Transaction; (e) helping the Company be introduced to other retail & institutional investors via an investor relations firm and direct investment banking & corporate finance bankers after the Capital Raise portion of this Agreement  and (f) providing such other financial advisory and investment banking services reasonably necessary to accomplish the foregoing. Please be advised material prepared by CIM and/or any terms of any proposed transaction and/or any portion of this material that is used to secure a transaction will be considered brought to the Company by and/or from CIM.

3.CIM Securities, LLC.  The Representatives are registered and supervised by CIM Securities, LLC, a registered broker/dealer and member of FINRA/SiPC.  All securities contemplated herein will be offered through CIM.  Required supervision by CIM of registered investment bankers includes, among other things, approval of executed Engagement Agreements and due diligence oversight.  In the event the registered banker resigns from CIM, the Agreement is still in full force and effect with CIM and can only be assigned to another registered broker dealer upon the approval of CIM executive management.

4.Fees and Compensation.  In consideration for the services rendered hereunder, the Company agrees to pay CIM the following fee and other compensation:

a.Success Fee.  Upon the successful completion of the Transaction, CIM shall be entitled to the following:

i)Equity / Mezzanine / Structured Debt Transaction - If the Company consummates an Equity Financing defined as a corporate investment or financial investment of/with/into the Company, or if stock/equity is purchased directly from a shareholder(s) of the Company, in the course of one or more rounds of investments including, without limitation, a minority or majority investment of either equity securities, research and development funding or non-recurring funding, CIM shall receive a cash placement fee equal to Five Percent (5.0%) of the gross proceeds and an extra Two Percent (2.0%) non-accountable expense / wholesaling fee that will only be charged on monies & subscriptions that are brought in from any other FINRA member broker dealer other than CIM.   CIM may “re allow” any portion it negotiates with other FINRA licensed brokers as well but cash commissions will not be more than Seven Percent (7.0%). If the Company consummates any Debt Financing defined as mezzanine financing, unitranche, and/or structured debt finance (to include debt which is convertible into equity and/or include warrants), then CIM shall receive a cash placement fee equal to Three Percent (3.0%) of the gross proceeds and an extra Two Percent (2.0%) non-accountable expense / wholesaling fee that will only be charged on monies & subscriptions that are brought in from any other FINRA member broker dealer other than CIM. CIM may “re allow” any portion it negotiates with other FINRA licensed brokers as well but cash commissions will not be more than Five Percent (5.0%) on Debt Financing.  Should the Company source any accredited, suitable & sophisticated investors on its own efforts during the Agreement then no fees shall be paid to CIM.

ii) M&A Transaction - The Company agrees to pay a M&A fee equal to Five Percent (5%) of total aggregate consideration (“Aggregate Consideration”) paid for any transaction completed between the Company and any targeted buyout, acquisition and/or merger (the “Target”) worked or introduced, directly or indirectly, by CIM and/or its introduced affiliates. For purposes of this Agreement, the “Aggregate Consideration” shall mean the total value received by the Company or paid for a Target in any transaction(s) and shall include (i) the aggregate value of all cash, securities, the assumption (or forgiveness) of debt and minority interest obligations, and any other forms of payment received or to be received, directly or indirectly, or paid, by the Company/Target (or any of its subsidiaries), its stockholders, or a third party, as the case may be; (ii)

amounts received under the terms of any “seller note financing” and/or “earn-out” provision, rights to receive periodic payments and all other rights that may be at any time transferred or contributed to, or by, the Company/Target (or any of its subsidiaries), its affiliates or shareholders in connection with an acquisition of or by the Company/Target or of the assets thereof; and (iii) amounts receivable or payable under consulting agreements in lieu of purchase price, above-market employment contracts to the extent above market, all non-compete agreements or similar arrangements, and all contingent payments in connection with any transaction.  CIM will be paid a full fee based on the entire Aggregate Consideration at the time of closing the Target Transaction payable in cash.  Any stock or equity compensation paid to CIM would need to be mutually agreed upon in writing before the Target Transaction closes by a superseding new agreement covering this Section 4(a)(ii)

iii)Business Development Transaction - The Company shall pay a business development fee equal to Five Percent (5%) of the total gross value to the Company of any and all contracts and/or other business development deals with any party worked or introduced, directly or indirectly, by CIM and/or its introduced affiliates. All such fees due hereunder shall be payable as the Company is paid on any and all such contracts, and which fees shall be payable through to the completion or termination of the contract(s), inclusive of any and all change orders, amendments and extensions, irrespective of the term and termination provisions of this Agreement.

The Transaction Success Fees mentioned in Section 4(a) is due and payable immediately upon the closing of the Transaction and shall be dispersed directly to CIM simultaneously with the delivery of the proceeds of the Transaction to the Company.

b.Selling Agent Warrants. In addition to compensation described in Section 4(a.), CIM will also be entitled to the issuance of three (3) year term cashless exercisable selling agent warrants (“Selling Agent Warrants” or “Warrants”) as described herein.  Upon successful completion of an Equity, Mezzanine, and/or Structured Debt Transaction, the Company shall issue to CIM, or its assignees, warrants for the purchase of an amount equal to Five (5.0%) Percent of the number of total shares of stock, funding amount and/or warrants at the same exercise price as paid for the Common Equity, Mezzanine or Structured Debt stock in equity.  The Selling Agent Warrants shall be substantially in the form attached hereto as Exhibit B and be exercisable into common stock as well as will be dated for three (3) years after the Transaction closes, non-callable, non-cancelable, assignable Warrants with immediate piggy-back registration rights and cashless exercise provisions. The warrants shall also have customary anti-dilution provisions for stock dividends, splits, mergers, stock issuances etc. at a price(s) below said exercise price per share and shall provide for automatic exercise immediately prior to expiration. (Exhibit B).  Such Warrants would not be payable until a Transaction is consummated and Warrants shall be paid for by a minimal $100 cost for said Warrants but then shall be subsequently exercisable at the same price the investors receive in the Transaction whether that is an Equity, Mezzanine Debt w Warrants Deal, Structured Debt and/or Senior Debt. Warrants will be issued in a single transaction at the close of the round.  Should the Company source any accredited, suitable & sophisticated investors on its own then no warrants shall be issued to CIM.

c.Advisory Fee. A non-contestable and non-refundable upfront retainer For Advisory Services rendered, the Company shall pay CIM a Fifteen Thousand ($15,000) Dollar cash advisory and due diligence fee, payable by paying $7,500 at signing to CIM and another $7,500 upon $50,000 being raised by CIM. The Company shall wire the second payment within 3 business days following the closing of $50,000 for the Company by CIM or CIM may in its sole discretion can choose to halt all work related to this Agreement until such time as it is paid in full.

d.Expense Reimbursement.  The Company agrees to reimburse CIM for all of its reasonable out-of-pocket expenses incurred by the Representative or CIM; however, any expense in excess of five hundred dollars ($500) shall be pre-approved in writing or email by the Company which may include Background Checks and Selling Agents Counsel which is not to exceed $5,000 in total to review final PPM and provide Legal Services as it would pertain to any questions that arise in the

PPM or Info Materials which shall be approved by the Company prior to distribution to investors.  Any such costs would be in writing before hiring Selling Agents Legal Counsel and CIM will share the fee agreement between our firm and our Legal Counsel.  The Company is expressly expected to reimburse CIM Securities for its background checks on all Officers, Directors and 20% Beneficial Holders which shall not exceed $500 per background check.

d. Escrow Account. All amounts payable (not to include the non-refundable retainer) hereunder shall be paid to CIM out of a Third Party escrow account paid for by the Company and located here in the United States of America at a FDIC Insured Banking Institution that is acceptable to CIM at the closing or by such other means acceptable to CIM during the time of any Offering.  The Company and CIM may choose during the course of this Agreement and Term to do a best efforts with a “no minimum offering” offering at which time there would be no Escrow Account.  In such case, the Company will be obligated to make payment of Commissions or Advisory Fees to CIM within five (5) business days of receiving funds from said Transaction.

e. Finder’s Fees.  The Company is not obligated to pay, and there are no outstanding claims for, any type finder’s fees or other introducing non-registered broker fees in connection with the Offering or Transaction of securities that CIM will be assisting the Company during the Term of this Agreement.  The Company warrants and attests that no unregistered “finders” or “brokers” will be paid any success fee based compensation with respect to any Transaction CIM is paid on if successful at such Transaction.

5.Payment Instructions.  All success fees, expense reimbursements, retainer and other payments made by the Company pursuant to this Engagement Agreement shall be made directly to CIM. All payments shall be made by wire and wiring instructions are below.

Wire Instructions to CIM are as follows:

ABA/Routing Number: 107 005 953

Bank Name:Citywide Banks

Address:10660 E. Colfax Ave

Aurora, CO 80010

Account Number:1868522

Beneficiary Name:CIM Securities, LLC

Beneficiary Address:6898 S. University Blvd, Suite 270

Centennial, CO 80122

Attn: Al Porterfield – Managing Director

CIM, pursuant to separate agreements, may retain or allocate any or all of the compensations or other amounts payable under this Agreement among the Representatives or their assigns.  This  Agreement shall not be terminated by virtue of any change in employment of the Representatives or a termination of the Representatives’ supervision by CIM; and in such event, CIM shall remain entitled to receive the compensation hereunder and may adjust allocations among the Representatives and others to account for relative efforts and success in regard to a Transaction.

6.Term of Retention.  This Agreement shall expire three (3) months from the date of its execution or terminate upon ten (10) days’ written notice by either party (“Termination”).  Notwithstanding the foregoing, no expiration or termination of this Agreement shall affect: (a) CIM’s right to receive, and the Company’s obligation to pay, any Transaction Success Fee (as set forth in paragraphs 4 and 5); (b) the choice of law and forum, and (c) the indemnification provisions set forth in Exhibit A.  If within twelve (12) months following the Termination of this Agreement, the Company enters into an agreement to accept any type of capital from any prospective target/partner introduced to the Company by or through CIM or the Representatives prior to or during the term of this Agreement, the Company’s obligations to pay fees and compensation, as defined in paragraphs 4 and 5, are triggered.  At the end of the term, this Agreement shall continue on a month by month basis until ten (10) day notice of written termination by either party.

7.Non-Circumvention.  The CIM introduction of investors and/or other counter-parties in any Transaction, and the potential investors or other counter-parties who are introduced to the Company by the Representatives or CIM before or during the term of this Agreement, and all of their respective affiliates currently existing or formed hereafter (collectively “Purchasers” or “Covered Persons”), shall be considered, for purposes of this Agreement, the property of CIM.  The Company on behalf of itself, its parent company and/or any of its subsidiaries agree not to circumvent, directly or indirectly, CIM’s relationship with these purchasers, investors or Covered Persons, their parent companies and / or any of the Purchasers’ subsidiaries or Affiliates and Company will not directly or indirectly contact or negotiate with any of the Covered Persons regarding a Transaction with the Company, or with any other company, and will not enter into any agreement or transaction with Covered Persons, or disclose the names of Covered Persons, except as such disclosure may be required by any law, rule, regulation, regulatory body, court or administrative agency, during the applicable Non-Circumvention Period (12 months) without the prior written approval of CIM, and the Representatives.  In the event that the Company enters into a Transaction or a “Subsequent Transaction” from a Covered Person in any placement during the applicable Non-Circumvention Period (regardless of whether such placement is arranged without an agent or through an agent other than CIM), the Company agrees to pay to CIM a fee equal to as disclosed herein of sales commissions, warrants, and / or aggregate consideration received by the Company provided under this Agreement.

8.Due Diligence. The Company agrees to furnish the Representatives and CIM with such information regarding the business and financial condition of the Company as is reasonably requested, all of which will be, to the Company’s best knowledge, after due inquiry, accurate and complete at the time furnished.  The Company will promptly notify the Representatives and CIM if it learns of any material misstatement in, or material omission from, any information previously delivered to the Representatives or CIM.  The Representatives and CIM will conduct independent due diligence on the Company and may terminate this Agreement should its due diligence findings not be reasonably consistent with the representations (oral and written) made by the Company.  The Company will also be required to keep a VPN Dataroom open and available to the Principals and Registered Reps and Investment Bankers of CIM during the full Term of this Agreement and for 30 days following any Termination in writing by either Party.

9.Public Announcements. Prior to any press release or other public disclosure relating to any and all investment banking or advisory services hereunder in this Agreement which is legally permissible, the Company, and CIM shall confer and reach agreement upon the contents and method of any such disclosure and get it in writing.  No Press Release or General Statement may be made to the Public about any such Offering unless mutually agreed to in writing by both Parties.

10.Confidentiality.  The Representatives and CIM shall keep all information obtained from the Company strictly confidential except: (a) for information which is otherwise publicly available, or previously known to the Representatives or CIM or was obtained by the Representatives or CIM independently of the Company and without breach, the respective Representatives’ or CIM’s agreements with the Company; (b) the Representatives or CIM may disclose such information to its affiliates, shareholders, officers, directors, representatives, agents, employees, regulatory administrators and attorneys, and to financial institutions, but shall ensure, to the best of its ability, that all such persons will keep such information strictly confidential; (c) pursuant to any order of a court of competent jurisdiction or other governmental or quasi-governmental body (the Representatives or CIM, as the case may be, will give written notice to the Company of such order within forty-eight (48) hours of receipt of such order); and (d) upon prior written consent of the Company.  The Company agrees that any report or opinion, oral or written, delivered to it by the Representatives or CIM is prepared solely for its confidential use and shall not be reproduced, summarized, or referred to in any public document or given or otherwise divulged to any other person, other than its employees, attorneys and prospective investors that the Representatives or CIM have introduced to the Company, without the prior written consent of CIM and if the same was prepared and delivered by CIM the prior written consent of CIM, except disclosure by the Company as may be required by applicable law or regulation, in which event CIM’s Registered Representative consent shall not be unreasonably withheld or delayed.

11.Other Engagements. The Company acknowledges that CIM, the Representatives and its respective affiliates may have, and may continue to have, investment banking or other relationships with persons and entities other than the Company, about or from which the representatives, CIM may acquire information of interest to the Company. The Representatives and CIM shall have no obligation to disclose such information to the Company or to use such information in connection with this Agreement.

12.Indemnification.  The Company agrees to provide indemnification, contribution, and reimbursement to CIM and certain other persons in accordance with, and further agrees to be bound by, the provisions set forth in Exhibit A attached to, incorporated in, and made an integral part of, this Agreement by this reference.

13.Specific Performance.  The Company acknowledges and agrees that, if it breaches its obligations under this Agreement to issue warrants, damages at law will be an insufficient remedy to CIM and that CIM would suffer irreparable damage as a result of such violation.  Accordingly, it is agreed that CIM shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief against the breaching party to enforce the provisions of such sections, which injunctive relief shall be in addition to any other rights or remedies available to CIM.

14.Authority.  By signing this Agreement, each signing party represents that its representative or representatives signing this Agreement have unconditional authority to enter into this Agreement on behalf of the party.

15.Company’s Business Model.  The Company agrees to not substantially change their business model after signing this Agreement.  Substantially changing the business model may result in CIM terminating this Agreement and /retainer fees will not be returned.  If a change must be made, CIM has the right to approve the change and move forward as the financial advisor with a revised  agreement or terminate this agreement with no refund of fees paid by the Company.

16.Entire Agreement.  Any amendment to this Agreement must be in writing signed by duly authorized representatives of the parties hereto and stating the intent of the parties to amend this  Agreement.  This Agreement contains the entire understanding between the parties relating to the subject matter of this Agreement.  All prior or contemporaneous agreements, understandings, representations and statements, whether direct or indirect, oral or written, are merged into and superseded by this Agreement and shall be of no further force or effect.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and assigns.  This is a fully integrated Agreement.  Each party represents, warrants, agrees and admits that it has not entered into this Agreement in reliance upon any promise or representation not expressly set forth in this Agreement.

17.Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect in accordance with the terms hereof.  The Company agrees that it will be solely responsible for ensuring that the Transaction or any transaction complies with applicable law.

18.Attorneys’ Fees.  In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement or seeks a declaration of any rights or obligations under this  Agreement, the prevailing party shall be awarded reasonable attorneys’ fees, together with any costs and expenses, including expert witness fees, to resolve the dispute and to enforce the final judgment.

19.Arbitration. All claims and disputes arising under or relating to this Agreement are to be settled by binding arbitration in the State of New York or in the federal court sitting in the New York County, New York, or another location mutually agreeable to the parties subsequent to either party making a claim to adjudicate. The arbitration shall be conducted on a confidential basis pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any decision or award as a result of any such arbitration proceeding shall be in writing and shall provide an explanation for all conclusions of law and fact and shall include the assessment of costs, expenses, and reasonable attorneys' fees. Any such arbitration shall be conducted by an arbitrator experienced in the securities industry and shall include a written record of the arbitration hearing. The parties reserve the right to object to any individual who shall be employed by or affiliated with a competing organization or entity. An award of arbitration may be confirmed in a court of competent jurisdiction.

20.Notices.  Unless otherwise provided by statute or by agreement of the parties, all notices herein shall be in writing and shall be delivered to the other party by registered or certified mail, or personally delivered.  Such notice shall be deemed received on the date the notice is actually received or (5) days after the date is mailed by registered or certified mail whichever occurs first.

21.Jurisdiction.  Each party hereby irrevocably (a) agrees that any suit or other legal proceeding arising out of or relating to this Agreement may be brought only in a court of the State of New York or in the or in the federal court sitting in the New York County, New York , (b) consents, for itself and in respect of its property, to the jurisdiction of each such court in any such suit or proceeding, and (c) waives any objection that it may have to the laying of venue of any such suit or proceeding in any of such courts and any claim that any such suit or proceeding has been brought in an inconvenient forum.  This Agreement shall be governed by the laws of the state of New York without regard to such state’s rules concerning conflicts of laws.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

Please confirm that the foregoing terms are in accordance with your understanding by signing and returning the enclosed duplicate original of this Agreement.

ACCEPTED AND AGREED TO:

COMPANY, INC.

Signature:  /s/ Matt Reid________________

Name:     Matt Reid___________________

Title:     CEO_______________________

Date:     7/10/19_____________________

Email:        ______________________________

CIM Securities, LLCOn behalf of the CIM Representative

Signature:/s/ Alfred PorterfieldSignature: /s/ John Myers

Name:Alfred PorterfieldName:     John G. “Jack” Myers

Title:Managing DirectorTitle:        Registered Rep

Date:7/12/19Date:        7/12/19

EXHIBIT A

INDEMNIFICATION

The Company (the “Indemnifying Party”) agrees to indemnify and hold harmless the Representatives, CIM, its respective affiliates and each of their respective officers, directors, employees, agents and controlling persons within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”) or Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Party”), against any and all loss, charge, claim, damage, expense and liability whatsoever, including, but not limited to, all attorneys’ fees and expenses (hereinafter a “Claim” or “Claims”), related to or arising in any manner out of, based upon, in connection with or contemplated by this Engagement Agreement.  No Indemnified Party shall be liable in respect of any Claims that a court of competent jurisdiction has judicially determined by final judgment (and the time to appeal has expired or the last right of appeal has been denied) resulted solely from the gross negligence or willful misconduct of an Indemnified Party.  Each party further agrees that it will not, without the prior written consent of each Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is an actual or potential party), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such pending or threatened proceeding and (ii) does not contain any factual or legal admission by or with respect to any Indemnified Party or any adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution in any case in which (i) an Indemnified Party is entitled to indemnification pursuant to this Engagement Agreement but it is judicially determined by the entry of a final judgment decree by a court of competent jurisdiction (and the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case as to the full extent of the Claims, or (ii) contribution may be required by the Indemnifying Party in circumstances for which an Indemnified Party is otherwise entitled to indemnification under this Engagement Agreement, then, and in each such case, the Indemnifying Party shall contribute to the Claims in an amount, in addition to the amount for which indemnification was held available, and in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Party and/or its stockholders on the one hand, and the Indemnified Party on the other hand, in connection with the matters covered by this Engagement Agreement or, if the foregoing allocation is not permitted by applicable law, not only to reflect such relative benefits but also to reflect the relative faults of such parties as well as any other relevant equitable considerations. The Indemnifying Party agrees that for purposes of this paragraph the relative benefits to the Indemnifying Party and/or its stockholders and the Indemnified Party in connection with the matters covered by this Engagement Agreement will be deemed to be in the same proportion that the total value paid or received or to be paid or received by the Indemnifying Party and/or its stockholders in connection with the transactions contemplated by this Engagement Agreement, whether or not consummated, bears to the fees to be paid to the Indemnified Party under this Engagement Agreement; provided, that in no event will the total contribution of each respective Indemnified Parties to all such Damages exceed the amount of fees actually received and retained by such Indemnified Party under this Engagement Agreement (excluding any amounts received by such Indemnified Party as reimbursement of expenses).  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any alleged conduct relates to information provided by the Indemnifying Party or other conduct by the Indemnifying Party (or its employees or other agents) on the one hand, or by the Indemnified Party, on the other hand.  Notwithstanding the foregoing, each respective Indemnified Party shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by such Indemnified Party pursuant to this Engagement Agreement.

The indemnity, reimbursement and contribution obligations of the Indemnifying Party set forth herein shall be in addition to any liability which the Indemnifying Party may otherwise have and shall be binding upon any successors, assigns, heirs and personal representatives of the Indemnifying Party and inure to the benefit of any successors, assigns, heirs and personal representatives of an Indemnified Party.

The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction contemplated by this Engagement Agreement; (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any party hereto; (iii) any termination or the completion or expiration of this Engagement

Agreement; and (iv) whether or not either party shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.

Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to them in this Engagement Agreement.

EXHIBIT B

FORM OF WARRANT

(ATTACHED)

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SEC RULE 144.

WARRANT TO PURCHASE COMMON STOCK
OF
[_____________]

NO. ________ ___, 20__

THIS CERTIFIES THAT, for $_____________ and other valuable consideration received by [______________], a [__________] corporation (the “Company”), [______________], or its permitted registered assigns (“Holder”), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after the issuance date of this Three (3) Year Warrant (the “Effective Date”), and before 5:00 p.m. Pacific Time on the second (2nd) anniversary of the Effective Date (the “Expiration Date”), to purchase from the Company, [___________] shares of Common Stock of the Company at a price per share equal to $[______] (the “Purchase Price”).  Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein.

1.CERTAIN DEFINITIONS.  As used in this Warrant the following terms shall have the following respective meanings:

1.1“Fair Market Value” of a share of Common Stock as of a particular date shall mean:

(a)If traded on a securities exchange or the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the five (5) trading days ending immediately prior to the applicable date of valuation;

(b)If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the thirty (30)-day period ending immediately prior to the applicable date of valuation; and

(c)If there is no active public market, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder.  Fees and expenses of the valuation firm shall be paid for by the Company.

1.2“Registered Holder” shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

1.3“Warrant” as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

1.4“Common Stock” shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

2.EXERCISE OF WARRANT.

2.1Payment.  Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit A (the “Notice of Exercise”), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

(a)this Warrant at the principal office of the Company, and

(b)payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the “Exercise Amount”).

2.2Net Issue Exercise. In lieu of the payment methods set forth in Section 2.1(b) above, the Holder may elect to exchange all or some of this Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange.  If Holder elects to exchange this Warrant as provided in this Section 2.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder’s election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:

X =	Y (A-B)
A
Where: X =	the number of shares of Common Stock to be issued to Holder.
Y =	the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).
A =	the Fair Market Value of one share of the Common Stock.
B =	Purchase Price (as adjusted to the date of such calculation).

2.3“Easy Sale” Exercise.  In lieu of the payment methods set forth in Section 2.1(b) above, when permitted by law and applicable regulations (including Nasdaq and FINRA rules), the Holder may pay the Purchase Price through a “same day sale” commitment from the Holder (and if applicable a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”)), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay the Purchase Price and the Holder (or, if applicable, the FINRA Dealer) commits upon sale (or, in the case of the FINRA Dealer, upon receipt) of such shares to forward the Purchase Price directly to the Company.

2.4Stock Certificates; Fractional Shares.  As soon as practicable on or after the date of any exercise of this Warrant, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Common Stock as of such date of exercise.  No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

2.5Partial Exercise; Effective Date of Exercise.  In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above.  The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

2.6Vesting.  This Warrant shall vest fully upon issuance.

3.VALID ISSUANCE:  TAXES.  All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof.  The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.

4.ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.  The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

4.1Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares.  The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company’s Common Stock.  The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company’s Common Stock.

4.2Adjustment for Dividends or Distributions of Stock or Other Securities or Property.  In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such additional securities or other assets distributed with respect to such shares as aforesaid during such period giving effect to all adjustments called for by this Section 4.

4.3Reclassification.  If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Purchase Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.  No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

4.4Adjustment for Capital Reorganization, Merger or Consolidation.  In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4.  The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.  If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors.  In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

4.5Conversion of Common Stock.  In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company’s Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant.  Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

5.CERTIFICATE AS TO ADJUSTMENTS.  In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price.  The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6.LOSS OR MUTILATION.  Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7.RESERVATION OF COMMON STOCK.  The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.  All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company’s Officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

8.TRANSFER AND EXCHANGE.  Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder’s parent, subsidiary or affiliate, or, if the Registered Holder is a partnership, to any partner of such Registered Holder, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer.  Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred.  Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however, that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

9.RESTRICTIONS ON TRANSFER.  The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) covering the disposition or sale of this Warrant or the Common

Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all of this Warrant or such Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

10.COMPLIANCE WITH SECURITIES LAWS.  By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, granted to the Registered Holder) and will be “restricted securities” within the meaning of Rule 144 under the Securities Act and that the exemption from registration under Rule 144 will not be available for at least one (1) year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

11.REGISTRATION RIGHTS.  All shares of Common Stock issuable upon exercise of this Warrant shall be “Registrable Securities” or such other definition of securities entitled to registration rights pursuant to Exhibit C to this Warrant.

12.NO RIGHTS OR LIABILITIES AS STOCKHOLDERS.  This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.  In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant or Common Stock upon conversion thereof, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

13.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to Holder that:

13.1Due Authorization; Consents.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Warrant, and (b) the authorization, issuance, reservation for issuance and delivery of all of the Common Stock issuable upon exercise of this Warrant, has been duly taken.  This Warrant constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.  All consents, approvals and authorizations of, and registrations, qualifications and filings with, any federal or state governmental agency, authority or body, or any third party, required in connection with the execution, delivery and performance of this Warrant and the consummation of the transactions contemplated hereby and thereby have been obtained.

13.2Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

13.3Valid Issuance of Stock.  The outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and nonassessable, and such shares, and all outstanding options and other securities of the Company, have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including without limitation, anti-fraud provisions.

13.4Governmental Consents.  All consents, approvals, orders, authorizations or registrations, qualifications, declarations or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Effective Date.

14.NOTICES.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To the Company:	To the Holder:

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 13 by giving the other party written notice of the new address in the manner set forth above.

15.HEADINGS.  The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

16.LAW GOVERNING.  This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of California, with regard to conflict of law principles of such state.

17.NO IMPAIRMENT.  The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment.  Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon exercise of this Warrant.

18.NOTICES OF RECORD DATE.  In case:

18.1the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

18.2of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s stock are to receive stock, securities or property of another corporation; or

18.3of any voluntary dissolution, liquidation or winding-up of the Company; or

18.4of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or (such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up.  The Company shall use all reasonable efforts to ensure such notice shall be delivered at least thirty (30) days prior to the date therein specified.

19.SEVERABILITY.  If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

20.COUNTERPARTS.  For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

21.NO INCONSISTENT AGREEMENTS.  The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of this Warrant or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company’s securities under any other agreements, except rights that have been waived.

22.SATURDAYS, SUNDAYS AND HOLIDAYS.  If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

23.ENTIRE AGREEMENT.  This Warrant contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Warrant, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Warrant are hereby merged herein.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.

[HOLDER]	[COMPANY]
By:	By:
Its:	Its:

SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK

EXHIBIT A

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

[COMPANY]

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of the Company, as provided for therein, and (check the applicable box):

tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.
elects the [Net Issue Exercise][Easy Sale Exercise] option pursuant to Section 2.2 or 2.3 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:
Address:
Signature:

Note:  The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

EXHIBIT B

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

For value received, hereby sells, assigns and transfers unto ____________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	# of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:
Signature:

Notice:  The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

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EXHIBIT C

1.REGISTRATION RIGHTS.

1.1Definitions.  For purposes of this Section 1:

(a)Registration.  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement

(b)Registrable Securities.  The term “Registrable Securities” means:  (1) any Common Stock of the Company issued or to be issued upon exercise of the Warrant and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock described in clause (1) of this subsection (b).  Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Warrant or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise or securities which can be sold in accordance with Rule 144(k) promulgated under the Securities Act..

(c)Registrable Securities Then Outstanding.  The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock of the Company that are Registrable Securities and (l) are then issued and outstanding or (2) are then issuable pursuant to an exercise of the Warrant or pursuant to conversion of securities issuable pursuant to an exercise of the Warrant.

(d)Holder.  For purposes of this Section 1, the term “Holder” means any person owning of record Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 1 have been duly assigned in accordance with this Warrant.

(e)Form S-3.  The term “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)SEC.  The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

1.2Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 1.3, below, or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent

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registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)Underwriting.  If a registration statement under which the Company gives notice under this Section 1.2 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 1.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriters).  Notwithstanding any other provision of this Exhibit 3, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall include in such offering (i) first, all the securities the Company proposes to register for its own account, and (ii) second, Holder’s Registrable Securities and other shares of Common Stock of the Company requested to be included by other investors having written registration rights agreements with the Company respecting such shares (“Other Registrable Securities”), with Holder and each such investor proposing to sell such shares participating in such registration on a pro rata basis, such participation to be based upon the number of shares of Registrable Securities and Other Registrable Securities then held by the Holder and each such investor, respectively;  provided, however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities or Other Registrable Securities and are held by any other person, including, without limitation, any person who is an employee or officer of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities and Other Registrable Securities are so excluded.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)Expenses.  All expenses incurred in connection with a registration pursuant to this Section 1.2 (excluding underwriters’ and brokers’ discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation all federal and “blue sky” registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

(c)No Limit on Registrations.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.2.

Corporate Headquarters: 6898 South University Boulevard, Suite 270 Centennial CO 80122

Securities offered through CIM Securities, LLC, a broker-dealer, Member FINRA/SiPC

1.3Form S-3 Registration.  In case the Company shall at any time after the date of a Qualified Public Offering receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)Notice.  Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)Registration.  As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 1.3(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.3:

(1)if Form S-3 is not available for such offering by the Holders:

(2)if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

(3)if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.3;

(4)if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 1.2(a); or

(5)in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)Expenses.  The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 1.3, (excluding underwriters’ or brokers’ discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders and excluding expenses required to be paid by a Holder pursuant to Section 1.4(g) below), including without limitation federal and “blue sky” registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel.

Corporate Headquarters: 6898 South University Boulevard, Suite 270 Centennial CO 80122

Securities offered through CIM Securities, LLC, a broker-dealer, Member FINRA/SiPC

(d)Deferral.  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 1.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(e)Limit on Registrations.  The Holders shall be entitled to request registration of Registrable Securities under this Section 1.3 on two (2) occasions.

1.4Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Warrant the Company shall, as expeditiously as reasonably possible:

(a)Registration Statement.  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than ninety (90) days.

(b)Amendments and Supplements.  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)Prospectuses.  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)Blue Sky.  Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)Underwriting.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)Notification.  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)Opinion and Comfort Letter.  Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes

Corporate Headquarters: 6898 South University Boulevard, Suite 270 Centennial CO 80122

Securities offered through CIM Securities, LLC, a broker-dealer, Member FINRA/SiPC of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities provided however, that the Company’s obligation to obtain a “comfort” letter shall be limited to commercially reasonable efforts.  If such securities are not being sold through underwriters, then the Company shall furnish, at the request and at the sole expense of any Holder requesting registration of Registrable Securities, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.5Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2 or 1.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

1.6Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 1.2 or 1.3:

(a)By the Company.  To the extent permitted by law; the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the “1934 Act”), against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(iii)any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by

Corporate Headquarters: 6898 South University Boulevard, Suite 270 Centennial CO 80122

Securities offered through CIM Securities, LLC, a broker-dealer, Member FINRA/SiPC them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b)By Selling Holders.  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 1.6(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)Notice.  Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 1.6 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

Corporate Headquarters: 6898 South University Boulevard, Suite 270 Centennial CO 80122

Securities offered through CIM Securities, LLC, a broker-dealer, Member FINRA/SiPC

(d)Defect Eliminated in Final Prospectus.  The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e)Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Warrant, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 1.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)Survival.  The obligations of the Company and Holders under this Section 1.6 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

1.7Termination of the Company’s Obligations.  The Company shall have no obligations pursuant to Sections 1.2 and 1.3 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.2 or 1.3 more than ten (10) years after the date of this Warrant, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

Corporate Headquarters: 6898 South University Boulevard, Suite 270 Centennial CO 80122

Securities offered through CIM Securities, LLC, a broker-dealer, Member FINRA/SiPC